UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
                 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Agreements with Fields Texas Limited LLC's affiliate, E-Cig Acquisition Company LLC

On December 30, 2013, Victory Electronic Cigarettes Corporation (“Victory”) and Fields Texas Limited LLC's affiliate, E-Cig Acquisition Company LLC (“Fields Texas”) entered into a comprehensive partnership agreement (the “Agreement”) pursuant to which Fields Texas will act as the exclusive agent of Victory to secure sales and distribution agreements of the Company’s products with various retailers and distributors.  Field’s Texas will also support Victory’s acquisition, product development, marketing, pricing and promotional efforts.

Comprehensive Partnership Agreement

Pursuant to the Agreement, Victory will pay Fields Texas commissions on the net sales of their products sold.  In addition, for every $10,000,000 in annual net sales realized, up to $100,000,000, Victory will issue Fields Texas five-year warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”) with a value equivalent to the value of 530,000 shares of Common Stock upon the date of issuance. Also, upon the execution of the Agreement, the Company will issue Fields Texas Warrants to purchase 6,975,000 shares of the Company’s Common Stock.

For a merger or acquisition, strategic partnership, joint venture, licensing or similar transaction that Fields Texas facilitates, Victory will pay a one-time 5% of proceeds fee.  The Company will also pay E-Cig a $200,000 development fee to offset initial start-up costs and expenses.

The term of the Agreement is for three years and will automatically be renewed for successive periods upon achieving annual net sales targets. The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the copy of the Agreement, which is attached as exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Warrants

The Warrants are exercisable for a period of five years from the original issue date. The exercise price for the Warrants will be the closing bid price of the Company’s Common Stock on the date of issuance. The exercise price of the Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. The Warrants have piggyback registration rights.

The foregoing descriptions of the terms of the form of Warrants are not complete and are qualified in their entirety by reference to the provisions of the form of Warrant which is attached as Exhibit 4.1 to this Report.

Item 3.02    Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

These Warrants were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Warrants qualified for exemption under Section 4(a)(2) since the issuance of the Warrants by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received warrant certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these warrants would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2013, the board of directors of the Company (the “Board”) unanimously appointed William Fields as a member of the Board, increasing the number of members on the Board from three to four.  Mr. Fields will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company’s bylaws.

William R. Fields, 63, is currently Chairman of Fields Texas Limited LLC and Four Corners Sourcing International. In addition, Mr. Fields is also a General Partner of Origentics Rejuvenation Centers and Managing Partner of Strategic Brands LLC. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc. Mr. Fields has also served as a director of the following companies during the past five years: Lexmark International, Biosara Corporation, as Chairman, since 2009, Graphic Packaging Corporation from 2005 to 2008, Sharper Image Corporation from 2006 to 2008, and VitaminSpice LLC from 2009 to 2010.

Mr. Fields’ qualifications to serve on our board of directors include his significant executive management experience

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Fields.

Related Party Transactions

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.  Fields Texas Limited LLC is 100% owned by Mr. Fields and E-Cig Acquisition Company LLC is 25% owned by Mr. Fields.

Director Agreements

As a non-employee director, Mr. Fields will receive 100,000 Warrants upon being appointed to the Board and annual director compensation of $50,000.

Item 8.01    Other Events

On January 6, 2014, the Company issued a press release announcing the Agreement and the appointment of Mr. Fields to the Board, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Sales and Consulting Agreement dated December 30, 2013

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Date: January 6, 2014	By:	/s/ Robert Hartford
Name: Robert Hartford
Title: Chief Financial Officer